UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 15, 2008

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Limited Waiver and Consent of Term Loan Credit Agreement

Pursuant to Section 10.02 of the Amended and Restated Term Loan Credit Agreement, dated as of April 20, 2007 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among D 56, Inc. (“D56”), Lenox Retail, Inc. (“Lenox Retail”), Lenox, Incorporated (together with D56 and Lenox Retail, each a “Borrower” and collectively, the “Borrowers”), Lenox Group Inc. (the “Company”), and the other guarantors party thereto as guarantors (each a “Guarantor”, and together with the Company, the “Guarantors”), the financial institutions from time to time party thereto as lenders (each a “Lender” and collectively the “Lenders”), UBS AG, Stamford Branch, as the administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”), and UBS Securities LLC, as the sole arranger and syndication agent, the Borrowers and Lenders entered into a limited waiver and consent, dated as of November 15, 2008 (the “Limited Waiver and Consent”).

The Limited Waiver and Consent was entered into in connection with the Borrowers’ noncompliance with certain financial covenants under the Credit Agreement for the period ended September 27, 2008. Pursuant to the Limited Waiver and Consent, the Lenders have consented to and waived any event of default by reason of said noncompliance through the end of November 24, 2008 (the “Waiver Period”). The Limited Waiver and Consent is only effective for this specific purpose during the Waiver Period and does not allow for any other or further departure from the terms and conditions of the Credit Agreement. Upon the expiration of the Waiver Period, the waiver and consents shall be immediately and automatically terminated in their entirety and be of no further force or effect.

A copy of the Credit Agreement is on file with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 24, 2007. The foregoing description of the Limited Waiver and Consent in this Current Report on Form 8-K is qualified in its entirety by reference to the form of Limited Waiver and Consent attached hereto as Exhibit 10.1 and incorporated by reference herein.

Relationships with Certain Lenders

Clinton Special Opportunities Master Fund, Ltd. and George E. Hall are shareholders of the Company and are affiliates of Clinton – Magnolia Master Fund and Clinton Group Inc. – Multi MAS. Clinton – Magnolia Master Fund is also a shareholder of the Company, and both Clinton – Magnolia Master Fund and Clinton Group Inc. – Multi MAS are Lenders under the Credit Agreement and parties to the Limited Waiver and Consent.

Ramius Enterprise Master Fund Ltd is a shareholder of the Company and an affiliate of Ramius Credit Opportunities Master Fund Ltd, which is also a shareholder of the Company as well as a Lender under the Credit Agreement and a party to the Limited Waiver and Consent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 19, 2008, the Company entered into a letter amendment to the employment arrangement with Fred Spivak, Chief Operating and Financial Officer, to provide that he will be paid $54,687.50 on November 20, 2008, representing 50% of his reduced guaranteed bonus of $109,375.00 for fiscal year 2008, and $54,687.50 in the first quarter of fiscal 2009, representing the remaining 50% of his reduced guaranteed bonus, provided Mr. Spivak is employed by the Company at the end of fiscal year 2008. In addition, the Company has agreed to reimburse Mr. Spivak for hotel and meals in accordance with the Company’s Travel & Entertainment Policy for the days Mr. Spivak is away from home on behalf of the Company and for reasonable commuting costs for two trips home per week.

The foregoing description of the letter amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the form of letter amendment attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Limited Waiver and Consent, dated as of November 15, 2008, to the Amended and Restated Term Loan Credit Agreement, dated as of April 20, 2007, by and among D 56, Inc., Lenox Retail, Inc., Lenox, Incorporated, the guarantors party thereto as guarantors, the financial institutions from time to time party thereto as lenders (each a “Lender” and collectively, the ”Lenders”), UBS AG, Stamford Branch, as the administrative agent and collateral agent for the Lenders, and UBS Securities LLC, as the sole arranger and syndication agent.

10.2	Letter Amendment, dated as of November 19, 2008, between the Company and Fred Spivak.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Fred Spivak
Fred Spivak
Chief Operating and Financial Officer

Date: November 20, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Limited Waiver and Consent, dated as of November 15, 2008, to the Amended and Restated Term Loan Credit Agreement, dated as of April 20, 2007, by and among D 56, Inc., Lenox Retail, Inc., Lenox, Incorporated, the guarantors party thereto as guarantors, the financial institutions from time to time party thereto as lenders (each a “Lender” and collectively, the ”Lenders”), UBS AG, Stamford Branch, as the administrative agent and collateral agent for the Lenders, and UBS Securities LLC, as the sole arranger and syndication agent.

10.2	Letter Amendment, dated as of November 19, 2008, between the Company and Fred Spivak.